UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
August 9, 2017

Bellicum Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36783	20-1450200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2130 W. Holcombe Blvd., Ste. 800, Houston, TX    77030
(Address of principal executive offices)    (Zip Code)
Registrant’s telephone number, including area code: (832) 384-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On August 9, 2017, Bellicum Pharmaceuticals, Inc. (“Bellicum”) entered into a Cancer Research Grant Contract (the “Agreement”) with the Cancer Prevention and Research Institute of Texas (“CPRIT”), pursuant to which CPRIT awarded a grant of approximately $16.9 million to Bellicum to fund research of a cancer therapy involving BPX-501 (the “Award”). The Award is contingent upon funds being available during the term of the Agreement and subject to CPRIT’s ability to perform its obligations under the Agreement.

Bellicum and CPRIT will retain joint ownership over any intellectual property developed under the Agreement. With respect to non-commercial use of any intellectual property developed under the Agreement (the “Project Results”), Bellicum agreed to grant to CPRIT a sublicensable, nonexclusive, irrevocable, royalty-free, perpetual worldwide license to any intellectual property of Bellicum that is necessary to exploit the Project Results. The Agreement permits Bellicum to license any Project Results, subject to Bellicum retaining an exclusive sublicensable license to exploit the Project Results for non-commercial purposes.

During the term of the Agreement, Bellicum is obligated to make revenue-sharing payments to CPRIT with respect to net sales of any product covered by the Agreement, up to a maximum repayment of 400% of the aggregate amount paid to Bellicum by CPRIT under the Agreement. The payments are determined as a percentage of net sales ranging from the low to mid-single digits, which may be reduced if Bellicum is required to obtain a license from a third party to sell any such product. In addition, upon meeting the foregoing limitation on revenue-sharing payments, Bellicum agreed to make continued revenue-sharing payments to CPRIT of less than 1% of net sales.

The Agreement will expire on February 29, 2020 unless terminated earlier by: mutual consent of the parties; CPRIT upon an event of default by Bellicum as specified in the Agreement; CPRIT if allocated funds become unavailable or CPRIT is unable to obtain additional funds; or Bellicum in its sole discretion.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending September 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bellicum Pharmaceuticals, Inc.

Dated: August 15, 2017	By: /s/ Ken Moseley
Ken Moseley
Senior Vice President and
General Counsel